REDEMPTION, SETTLEMENT, AMENDMENT AND LIMITED RELEASE AGREEMENT


                  REDEMPTION, SETTLEMENT, AMENDMENT AND LIMITED RELEASE AGREEMENT, dated as of May __, 2005 (this "Agreement"), by and between SMARTIRE SYSTEMS INC., a corporation organized and existing under the laws of the Yukon Territory (the "Purchaser"), Crescent International Ltd., a Bermuda corporation (the "Seller" or "Crescent").

                  WHEREAS, on December 24, 2003, the Purchaser issued to Crescent a Convertible Debenture due April 1, 2006 (the "December Convertible Debenture"), evidencing the Purchaser's indebtedness to Crescent in the principal amount of $750,000 pursuant to that certain Securities Purchase Agreement dated as of December 24, 2003 (the "December Purchase Agreement");

                  WHEREAS, on July 17, 2003, the Purchaser issued to Crescent an 8% Convertible Debenture due July 16, 2006 (the "July Convertible Debenture"), evidencing the Purchaser's indebtedness to Crescent in the principal amount of $500,000 pursuant to that certain Securities Purchase Agreement dated as of July 17, 2003 (the "July Purchase Agreement", collectively with the December Convertible Debenture, the "Debentures" and collectively with the December Purchase Agreement and all other documents and agreement entered in connection with the July Purchase Agreement and the December Purchase Agreement, the "Transaction Documents");

                  WHEREAS, a dispute arose between the Purchaser and the Seller over certain provisions contained in the December Convertible Debenture and July Convertible Debenture;

                  WHEREAS, the Purchaser and the Seller have previously attempted to settle their differences with respect to this dispute;

                  WHEREAS, the Purchaser and the Seller desire to resolve all remaining disputes over the December Convertible Debenture and July Convertible Debenture, and for this reason, have entered into this Agreement, which sets forth the terms and conditions upon which the Seller is conveying to the Purchaser and the Purchaser is redeeming from the Seller $150,000 principal amount of the December Convertible Debenture due to Seller under the December Convertible Debenture and pursuant to which the Purchaser makes certain representations and covenants to the Seller regarding prior and future transactions of the Seller; and

                  WHEREAS, capitalized terms not otherwise defined herein have the meanings given to such terms in the Transaction Documents.

                  NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

         1. Resale of Shares of Common Stock Underlying the Debentures. The Purchaser acknowledges and agrees that all of the shares of Common Stock issuable upon conversion of the Debentures (the "Conversion Shares") may be resold pursuant to, and in accordance with, Rule 144(d) under the Securities Act of 1933, as amended ("Rule 144"). The Purchaser acknowledges and agrees that (a) all Conversion Shares underlying the July Convertible Debentures shall be eligible for resale pursuant to Rule 144(k) on July 17, 2005 and (b) all Conversion Shares underlying the December Convertible Debentures shall be eligible for resale pursuant to Rule 144(k) on December 24, 2005 (each such date in clauses (a) and (b), a "144 Legend Removal Date") without volume and manner restrictions. After a 144 Legend Removal Date, upon receipt by the Purchaser of a conversion notice to the applicable Debenture or applicable Conversion Shares with restrictive legends from the Seller, the Purchaser shall cause all legends to be removed, as to already existing applicable legended Conversion Shares, and clean, unlegended certificates representing the applicable Conversion Shares to be issued or returned, as the case may be, to the Seller promptly, but in no event later than 5 Trading Days following such conversion or delivery. Otherwise in accordance with Section 4.1 of the December Purchase Agreement and July Purchase Agreement, the Purchaser confirms that it shall timely process or cause its transfer agent to process all requests for legend removal following a Rule 144 sale, provided that the Seller shall have provided the Purchaser or its transfer agent with a copy of its Form 144, selling shareholder's representation letter and brokers representation letter, in customary form for such Rule 144 sales.

         2. Redemption of December Convertible Debenture. Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, at and immediately following the Closing described in Section 3 hereof, the Seller will sell, assign, transfer and convey to the Purchaser free and clear of all Liens (as such term is defined in Section 4(c)) and the Purchaser will redeem from the Seller, $150,000 of the December Convertible Debenture for aggregate consideration of $180,000 in cash (the "Purchase Price"). The Seller shall not be required to surrender the December Convertible Debenture but rather the Purchaser and Seller shall reflect and record such redemption in their respective conversion schedules or other records maintained for similar purposes as a reduction in the principal amount of the December Convertible Debenture of $150,000.

         3. Deliveries at the Closing. At the closing of the sale and purchase of the December Convertible Debenture contemplated by Section 2 hereof (the "Closing"), presently contemplated to occur on May __, 2005, the Purchaser shall deliver to the Seller the Purchase Price by a wire transfer of immediately available funds to a bank account or accounts previously designated to the Purchaser by the Seller. Additionally, at the Closing, the Purchaser shall deliver to the Seller a written representation from Cornell Capital Partners, LP as to any shares of Common Stock it has received, or Common Stock Equivalents pursuant to which it has the right to receive shares of Common Stock, for an effective per share purchase price of less than $0.028, subject to adjustment for forward and reverse stock splits and the like. The Purchaser hereby acknowledges and affirms its obligation under the Transaction Documents to promptly notify the Seller any time it issues shares of Common Stock for an effective per share purchase price of less than 0.028, subject to adjustment for forward and reverse stock splits and the like. The Closing shall be held at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166.

         4. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser both on the date hereof and on the date of the Closing as follows:

                  (a) The Seller has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  (b) The Seller is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                  (c) The Seller is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the principal amount of the December Convertible Debenture being redeemed pursuant to Section 2 and has good and marketable title to such principal amount of the December Convertible Debenture and there exists no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting such principal amount of the December Convertible Debenture;


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

                  (d) Upon transfer to the Purchaser of the principal amount of the December Convertible Debenture being redeemed pursuant to Section 2 Purchaser, the Purchaser will have good and marketable title to such principal amount of the December Convertible Debenture free and clear of all Liens;

                  (e) The December Convertible Debenture and the July Convertible Debenture, together with 3,161,925 shares of Common Stock, constitutes all of the securities of the Purchaser beneficially owned, directly or indirectly, by the Seller or any of its "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which definition shall apply for all purposes of this Agreement);

                  (f) The execution of this Agreement by the Seller does not, and the performance by the Seller of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Seller is a party or by which the Seller is bound or any judgment, decree or order applicable to the Seller; and

                  (g) Neither the execution and delivery of this Agreement nor the performance by the Seller of its obligations hereunder will violate any provision of law applicable to the Seller or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to the Seller other than notices or filings pursuant to the federal securities laws.

         5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller both on the date hereof and on the date of the Closing as follows:

                  (a) The Purchaser is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                  (b) The execution of this Agreement by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound or any judgment, decree or order applicable to the Purchaser;

                  (c) Neither the execution and delivery of this Agreement nor the performance by the Purchaser of its obligations hereunder will violate any provision of law applicable to the Purchaser or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to the Purchaser other than notice or filings pursuant to the federal securities laws; and

                  (d) Other than the shares underlying the $4 million of preferred stock of the Purchaser issued to Cornell Capital Partners, LP (the "Cornell Securities"), as described in that certain Current Report on Form 8-K filed on March 29, 2004, at no time during the 12 month period prior to the date hereof has the Purchaser issued, offered, sold, granted any option or other agreement to purchase or offer, sold or granted any right to reprice its securities, or otherwise disposed of any Common Stock or Capital Stock Equivalents (as defined in the


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

         Transaction Documents) for an effective per share purchase price of less than $0.028, subject to adjustment for reverse and forward stock splits and the like.

         6. Release.

                  (a) Effective upon the Closing, the Seller, for itself and its affiliates and successors and assigns, hereby releases and discharges the Purchaser and its respective directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which the Seller or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing pursuant to the Transaction Documents, but excluding obligations under this Agreement or under any indemnification provisions of the Transaction Documents. The Seller, for itself and its affiliates and successors and assigns, hereby consents to the Purchaser's redemption hereunder of $150,000 principal amount of the December Convertible Debenture. Notwithstanding anything herein to the contrary, Purchaser acknowledges and agrees that this release does not reduce or excuse the Purchaser from performing its obligations under the Transaction Documents, which obligations thereunder remain in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein except as expressly set forth herein. Notwithstanding anything herein to the contrary, the Seller acknowledges and agrees to conditionally waive the adjustment of the conversion price of the Debentures to $0.01 on account of the issuance of the Cornell Securities if and until the Cornell Securities are actually converted, exercised or otherwise into Common Stock for less than $0.028, subject to adjustment for reverse and forward stock splits and the like; provided, however, that this conditional waiver to said anti-dilution provisions is applicable to the Cornell Securities only as set forth hereunder and the anti-dilution provisions shall otherwise remain in full force and effect as to past and future issuances by the Purchaser, and shall not be in any way changed, modified or superseded.

                  (b) Effective upon the Closing, the Purchaser, for itself and its affiliates and successors and assigns, hereby releases and discharges the Seller and its respective directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which the Purchaser or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing pursuant to the Transaction Documents, but excluding obligations under this Agreement or under any indemnification provisions of the Transaction Documents. Notwithstanding anything herein to the contrary, Seller acknowledges and agrees that this release does not reduce or excuse the Seller from performing its obligations under the Transaction Documents, which obligations thereunder remain in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein except as expressly set forth herein.

         7. Specific Performance. Each of the Purchaser and the Seller acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that the Purchaser and the Seller, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having personal and/or subject matter jurisdiction.


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

         8. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement (including, but not limited to, any transfer taxes payable in connection with the sale of the December Convertible Debenture), will be borne by the party incurring such taxes.

         9. Brokerage. Each of the Purchaser and the Seller represents and warrants to the other that the negotiations relevant to this Agreement have been carried on by each of the Purchaser, on the one hand, and the Seller, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement.

10. Conversion Shares Price Protection. From the date hereof until the earlier of (a) such time as Seller no longer holds any Debentures or Conversion Shares or (b) March 31, 2006, if in connection with a financing by the Purchaser or any subsidiary thereof of Capital Shares or Capital Shares Equivalents, including but not limited to the issuance of shares of Common Stock upon conversion of the Cornell Securities, the Purchaser or any subsidiary thereof shall issue, offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any Capital Shares or Capital Stock Equivalents at an effective price per share of Common Stock less than $0.028 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement) (the "Discounted Purchase Price" and such transaction, "Price Protection Dilutive Issuance"), if at the time of the Price Protection Dilutive Issuance the Seller held Conversion Shares, the Purchaser shall, within 3 Trading Days of such issuance, issue to the Seller that number of additional shares of Common Stock equal to (a) (i) the number of Conversion Shares held by the Seller at the time of the Price Protection Dilutive Issuance ("Then Current Conversion Shares") multiplied by $0.028 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement) divided by (ii) the Discounted Purchase Price, less (b) the Then Current Conversion Shares. The term "Discounted Purchase Price" shall mean the amount actually paid by third parties for a share of Common Stock. The sale of Common Stock underlying any Capital Stock Equivalents shall be deemed to have occurred at the time of the issuance of the Capital Stock Equivalents and the Discounted Purchase Price covered thereby shall also include, if subsequently reduced, the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Capital Stock Equivalents received by the Purchaser upon such sale or issuance of the Capital Stock Equivalents). In the case of any Subsequent Financing involving a "Variable Rate Transaction" (as defined below), the Discounted Purchase Price shall be deemed to be the lowest actual conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Purchaser. The term "Variable Rate Transaction" shall mean a transaction in which the Purchaser issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Purchaser or the market for the Common Stock, including pursuant to an equity line of credit arrangement. By way of example, if the Purchaser enters into a Variable Rate Transaction pursuant to which a security is convertible into Common Stock at a price based on the market price of the Common Stock at the time of conversion, but in no event greater than a ceiling price that is less than $0.028, then the Purchaser shall be deemed to have issued Common Stock on the date such Capital Stock Equivalents are issued for a Discounted Purchase Price equal to the ceiling price and, if at a later date conversions occur at less than the ceiling price, the Discounted Purchase Price shall be lowered to such lower price. Accordingly, pursuant to such example, the Purchaser shall be obligated to issue additional shares on the date of the issuance of the Capital Stock Equivalents and again on such date of conversion. The Purchaser may not refuse to issue the Seller additional shares hereunder based on any claim that such Seller or any one associated or


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

affiliated with such Seller has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained and the Purchaser posts a surety bond for the benefit of such Seller in the amount of 150% of the market value of such Shares (based on the Closing Price of the Common Stock on the date of the event giving rise to the Purchaser's obligation hereunder), which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Seller to the extent it obtains judgment. Nothing herein shall limit a Seller's right to pursue actual damages for the Purchaser's failure to deliver Shares hereunder and such Seller shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Additionally, prior to any issuance hereunder, a Seller shall have the right to continuously defer such issuances for up to periods of 75 days. Notwithstanding anything herein to the contrary, the Purchaser acknowledges and agrees that this provision does not in any way change, modify or supersede any anti-dilution provisions previously granted to the Seller on the securities issued to the Seller pursuant to the Transaction Documents, which anti-dilution provisions shall remain in full force and effect after the execution of this Agreement.

         11. Registration Obligations. The Purchaser shall include all shares of Common Stock issued and issuable under the Transaction Documents, including but not limited to, the shares underlying the Debentures and the 3,161,925 shares of Common Stock referenced in Section 4(e), on a registration statement to be filed on or before the earlier of (a) May 31, 2005 and (b) the next date the Purchaser files a registration statement with the Commission (the "Amended Filing Date"). In consideration of the foregoing, the parties acknowledge and agree that any references to "Filing Date" in the Transaction Documents are amended and hereafter defined as the Amended Filing Date and any references to "Effectiveness Date" in the Transaction Documents are amended and hereafter defined as the date that is 90 days following the Amended Filing Date. Section 1.1(d) of that certain Forbearance and Escrow Agreement, dated September 24, 2004, by and among Purchaser and Seller is hereby terminated and of no further force or effect.

         12. Suspension of Monthly Redemptions. Subject to the performance of the Purchaser hereunder and under the Transaction Documents, henceforth the Seller and Purchaser agree to suspend any future Monthly Redemptions pursuant to
Section 5 of the December Convertible Debenture.

         13. Further Assurances. The Seller and Purchaser shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

         14. Miscellaneous.

                  (f) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

                  (g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and


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

         assigns, including any person who may succeed to the assets or business of the Purchaser by way of a consolidation, merger, sale of substantially all of the Purchaser's assets or purchase of substantially all of the Purchaser's stock.

                  (h) All representations, warranties and covenants shall survive the Closing.

                  (i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the December Purchase Agreement.

                  (j) All notices and other communications under this Agreement shall be in accordance with the notice provisions of the December Purchase Agreement except that:

                           (i) if to the Purchaser, addressed to:

                           SmarTire Systems Inc.
                           Suite 150, 13151 Vanier Place
                           Richmond, British Columbia
                           Attn:  Jeff Finkelstein
                           Fax:  604-276-2350

                           with a copy to:

                           Greenberg Traurig, LLP
                           The MetLife Building
                           200 Park Avenue
                           New York, New York 10166
                           Attn:  Spencer G. Feldman, Esq.
                           Fax:  (212) 801-6400

                           (ii) if to the Seller, addressed to (and delivery of
                                securities to):

                           Crescent International Ltd.
                           c/o GreenLight (Switzerland) SA
                           84, Avenue Louis-Casai
                           CH 1216 Cointrin, Geneva
                           Switzerland
                           Attn:  Mel Craw/Maxi Brezzi
                           Fax:  011 41 22 791 7171

                           with a copy to:

                           Feldman Weinstein, LLP
                           The Graybar Building
                           420 Lexington Avenue
                           New York, New York 10170-0002
                           Attn:  Robert Charron
                           Fax: (212) 401 4741

                  (k) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections


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

         shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.

(g) Within 1 Trading Day of the date hereof, the Purchaser shall file a Current Report on Form 8-K disclosing the material terms of this Agreement and attaching this Agreement as an exhibit thereto.

(h) Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

                  (l) Time is of the essence with respect to the obligations of the parties under this Agreement.

                           **************************


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

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Purchaser and the Seller have executed this Agreement on the date first above written.

                                    SMARTIRE SYSTEMS, INC.


                                    By:      /s/R. Rudman
                                       --------------------------------------
                                         Name:R.Rudman
                                         Title: President and CEO





                                    CRESCENT INTERNATIONAL LTD.


                                    By:      /s/Mel Craw   /s/maxi Brezzi
                                       --------------------------------------
                                         Name: Mel Craw     Maxi Brezzi
                                         Title:




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